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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-73682, 333-67432, 333-61928, 333-40848,
333-40842, 333-66457, 333-66455, and 333-66429) and Form S-3 (Nos. 333-70122,
333-68060, 333-68062, 333-56642 and 333-42620) of Brooks Automation, Inc. of our
report dated September 17, 2001, relating to the financial statements of General Precision, Inc. as of June 30, 2001 and December 31, 2000 and for the six months ended June 30, 2001 and the year ended December 31, 2000, which appear in the Current Report on Form 8-K/A of Brooks Automation, Inc. dated October 5, 2001.


PricewaterhouseCoopers LLP

Los Angeles, California
December 6, 2001